Exhibit 10.7

Tenth Amended and Restated Rent Supplement

(McAllen Lease)

February 26, 2016

This Tenth Amended and Restated Rent Supplement (this “Tenth Amended Supplement”) between Sharyland Distribution and Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on February 26, 2016, to memorialize supplements to the McAllen Lease (as defined below), effective as of January 1, 2016.  Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the McAllen Lease.

WHEREAS, Lessor and Lessee are Parties to a Third Amended and Restated Lease Agreement (McAllen System), dated December 1, 2014 (as amended from time to time in accordance with its terms, the “McAllen Lease”);

WHEREAS, on December 31, 2015 the Parties executed a Ninth Amended and Restated Rent Supplement (McAllen Lease) effective as of January 1, 2016 (the “Ninth Amended Supplement”);

WHEREAS, the Incremental CapEx and Lessee CapEx for 2015 were different than expected by the Ninth Amended Supplement and the Parties wish to effect a Rent Validation (as set forth in Section 3.2(c) of the McAllen Lease) and to amend and restate the Ninth Amended Supplement to memorialize the effect of such difference; and

WHEREAS, as a result of this Rent Validation, a one-time payment set forth below is owed by Lessee and will be paid within 30 days after execution hereof.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1.The Ninth Amended Supplement is hereby amended and restated in its entirety as set forth below.

2.The McAllen Lease, except as supplemented by this Tenth Amended Supplement, shall remain in full force and effect.

Incremental CapEx:
	2010	$ 2,195,000
	2011	$ 504,000
	2012	$ 1,262,963
	2013	$16,391,255
	2014	$46,042,142
	2015	$ 391,710#
$ 2,039,488##
	(Total 2015)	$ 2,431,198###
	2016 (Total 2016)	$ 4,360,495* $ 8,189** $ 4,368,684

# Represents the “validated” amount of 2015 distribution Incremental CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease, and, as part of this Rent Validation, the amount of 2015 distribution Incremental CapEx has been restated to $391,710.  The amount of 2015 distribution Incremental CapEx included in the Ninth Amended Supplement was $1,019,493.  The weighted average in-service date of July 1, 2015 did not change as a result of this Rent Validation.

## Represents the validated amount of 2015 transmission Incremental CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease, and, as part of this Rent Validation, the amount and weighted average in-service date of 2015 transmission Incremental CapEx has been restated to $2,039,488 with a weighted average in-service date of August 1, 2015.  The amount of 2015 transmission Incremental CapEx included in the Ninth Amended Supplement was $0 and, as such, the parties did not provide an anticipated weighted average in-service date.

### Represents the total validated amount of transmission and distribution Incremental CapEx in 2015.

MCALLEN LEASE

* Represents the amount of distribution Incremental CapEx that the Parties expect to be placed in service during 2016, with a weighted average in service date of September 1, 2016.  Rent supplements with respect to this distribution Incremental CapEx were agreed to and memorialized as part of the Ninth Amended Supplement.

** Represents the aggregate amount of transmission Incremental CapEx the Parties expect to be placed in service in 2016.  Rent supplements with respect to this transmission Incremental CapEx were agreed to and memorialized as part of the Ninth Amended Supplement.  Of the 2016 Incremental CapEx, $0 is expected to be in service as of the balance sheet date reflected in Lessee’s first 2016 Regulatory Order (“First 2016 CapEx”), an aggregate of $8,189 is expected to be in service as of the balance sheet date reflected in Lessee’s second 2016 Regulatory Order (“Second 2016 CapEx”), and $0 is expected to be placed in service throughout the remainder of 2016 (“2016 Stub-Year CapEx”).  A “Regulatory Order” is defined as either (i) the PUCT’s approval of Lessee’s application for updated wholesale transmission rates or (ii) final resolution or settlement of a rate case applicable to Lessee’s transmission rates.  The Parties expect the First 2016 CapEx, Second 2016 CapEx, and 2016 Stub-Year CapEx, collectively, to have a weighted average in-service date of April 1, 2016.  The Parties expect the first 2016 Regulatory Order to be effective on June 1, 2016, the second 2016 Regulatory Order to be effective on October 1, 2016, and the first 2017 Regulatory Order to be effective on March 1, 2017.  The Parties agree that any Rent Validation (within the meaning of the McAllen Lease) with respect to First 2016 CapEx, Second 2016 CapEx, or 2016 Stub-Year CapEx will use the actual effective dates of the applicable Regulatory Order (to the extent known), but will otherwise be determined in accordance with Section 3.2(c) of the McAllen Lease.

Lessee CapEx:
	2010	$666,488
	2011	$121,897
	2012	$263,733
	2013	$ 68,303
	2014	$ 89,405
	2015	$168,289#
	2016	$ 0

# Represents the “validated” amount of 2015 Lessee CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease, and, as part of this Rent Validation, the amount of 2015 Lessee CapEx has been restated.  The amount of 2015 Lessee CapEx included in the Ninth Amended Supplement was $0 and, as such, the parties did not provide an anticipated weighted average in-service date.

Base Rent:
	2010	$ 5,260,447
	2011	$ 5,453,529
	2012	$ 5,521,881
	2013	$ 6,566,290
	2014	$ 8,445,964
	2015	$11,818,692#
	2016	$11,931,782##
	2017	$11,545,671###
	2018	$11,095,199
	2019	$10,884,231

# Represents the “validated” amount of 2015 Base Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease and, as part of this Rent Validation, the amount of 2015 Base Rent has been restated.  The amount of 2015 Base Rent included in the Ninth Amended Supplement was $11,764,854, comprised of 2015 Base Rent payments of $952,734 paid on the 15th day of each month beginning on March 15, 2015 through May 15, 2015 (with respect to January 2015 through March 2015), Base Rent payments of $989,628 paid on the 15th day of each month beginning on June 15, 2015 through December 15, 2015 (with respect to April 2015 through October 2015), and Base Rent payments of $989,628 on each of January 15, 2016 and February 15, 2016 (with respect to November and December 2015).  Lessee will pay Lessor $53,838 (which is the difference between the amount set forth as 2015 Base Rent above ($11,818,692) and the aggregate amount of monthly Base Rent set forth in this footnote ($11,764,854)) as a validation payment within 30 days of the date hereof (as set forth under “Validation Payment” below).

## Lessee will make a monthly 2016 Base Rent payment of $994,302 on the 15th day of each month beginning on March 15, 2016 through August 15, 2016 (with respect to January 2016 through June 2016).  Lessee will then make a monthly 2016 Base Rent payment of $994,302 on the 15th day of each month beginning on September 15, 2016 through December 15, 2016 (with respect to July 2016 through October 2016), with the increase in monthly Base Rent reflecting First 2016 CapEx and commencing July 1, 2016, which is 30 days after approval of Lessee’s first 2016 Regulatory Order.  Lessee will then make a monthly 2016 Base Rent payment of

McAllen Lease

$994,382 on each of January 15, 2017 and February 15, 2017 (with respect to November 2016 and December 2016), with the increase in monthly Base Rent reflecting Second 2016 CapEx and commencing November 1, 2016, which is 30 days after approval of Lessee’s second 2016 Regulatory Order.

### Lessee will make a monthly 2017 Base Rent payment of $962,139 on the 15th day of each month beginning on March 15, 2017 through May 15, 2017 (with respect to January 2017 through March 2017).  Lessee will then make a 2017 Base Rent payment of $962,139 on the 15th day of each month beginning on June 15, 2017 through February 15, 2018 (with respect to April 2017 through December 2017), with the increase in monthly Base Rent reflecting 2016 Stub-Year CapEx and commencing April 1, 2017, which is 30 days after approval of Lessee’s first 2017 Regulatory Order.

Percentage Rent Percentages:
	2010	36.993%
	2011	36.972%
	2012	36.923%
	2013	37.0%
	2014	36.9%
	2015	37.2%#
	2016	32.1%
	2017	31.1%
	2018	29.2%
	2019	28.9%

# Represents the “validated” percentage applicable to 2015 Percentage Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease and, as part of this Rent Validation, the 2015 percentage has been restated.  The 2015 percentage included in the Ninth Amended Supplement was 37.2% (i.e., even though the percentage has not changed it has been “validated” pursuant to this Rent Validation).

Annual Percentage Rent
Breakpoints:
	2010	$ 5,260,447
	2011	$ 5,453,529
	2012	$ 5,521,881
	2013	$ 6,566,290
	2014	$ 8,445,964
	2015	$11,818,692#
	2016	$12,681,862*
	2017	$12,325,671**
	2018	$11,906,199
	2019	$11,728,231

# Represents the “validated” 2015 Annual Percentage Rent Breakpoint, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease and, as part of this Rent Validation, the 2015 Annual Percentage Rent Breakpoint has been restated.  The 2015 Annual Percentage Rent Breakpoint included in the Ninth Amended Supplement was $11,764,854.

* The 2016 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2016 Regulatory Order and the second 2016 Regulatory Order, as well as the amount of First 2016 CapEx and Second 2016 CapEx.

McAllen Lease

** The 2017 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2016 Regulatory Order, the second 2016 Regulatory Order, and the first 2017 Regulatory Order, as well as the amount of First 2016 CapEx, Second 2016 CapEx, and 2016 Stub-Year CapEx.

Revenues Attributable to
Lessee CapEx:

	2010	$ 60,546
	2011	$249,481
	2012	$289,945
	2013	$345,693
	2014	$355,744
	2015	$360,527#
	2016	$206,130
	2017	$ 97,925
	2018	$ 73,431
	2019	$ 45,266

# Represents the “validated” 2015 Revenues Attributable to Lessee CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease and, as part of this Rent Validation, the 2015 Revenues Attributable to Lessee CapEx have been restated.  The 2015 Revenues Attributable to Lessee CapEx included in the Ninth Amended Supplement were $305,891.

Validation Payment:  As a result of the validation described above, pursuant to Section 3.2(c) of the McAllen Lease, Lessee will pay Lessor $13,486 within 30 days following execution hereof of which $53,838 is attributable to the validation of Base Rent and ($40,352) is attributable to the validation of Percentage Rent.

ERCOT Transmission Rate
Allocation:	before June 20, 2013: 100%
between June 20 and October 17, 2013: 27.8%
between October 17, 2013 and February 25, 2014: 11.8%
between February 25, 2014 and May 1, 2014: 8.2%
between May 1, 2014 and October 3, 2014: 8.6%
between October 3, 2014 and March 31, 2015: 12.0%
between April 1, 2015 and October 31, 2015: 11.9%
between November 1, 2015 and June 1, 2016: 10.6%
between June 1, 2016 and October 1, 2016: 11.0%
starting October 1, 2016: 10.6%

Term of Rent Supplement:  Expires 12/31/19

McAllen Lease

The Parties have executed this Tenth Amended Supplement to the McAllen Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Chief Financial Officer

SHARYLAND DISTRIBUTION &
TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Chief Financial Officer

McAllen Lease